Exhibit 99.1

HENNESSY CAPITAL ACQUISITION CORP IV ANNOUNCES STOCKHOLDER APPROVAL OF
EXTENSION OF DEADLINE TO COMPLETE BUSINESS COMBINATION

New York, New York, August 27, 2020 – Hennessy Capital Acquisition Corp. IV (“HCAC”) (NASDAQ: HCAC) announced today that its stockholders approved an extension of the date by which it has to complete a business combination from September 5, 2020 to December 31, 2020. HCAC requested the extension in order to complete the previously announced proposed business combination (the “Canoo Transaction”) with Canoo Holdings Ltd. (“Canoo”), a company developing breakthrough electric vehicles.

The Canoo Transaction is expected to be completed in the fourth quarter of 2020, subject to, among other things, the approval by HCAC stockholders and the satisfaction or waiver of other customary closing conditions set forth in the definitive agreement for the Canoo Transaction.

About HCAC

Hennessy Capital Acquisition Corp. IV is a special purpose acquisition company (or SPAC) which raised $300 million in its IPO in March 2019 and is listed on the Nasdaq Stock Market (NASDAQ: HCAC, HCACU, HCACW). HCAC was founded by Daniel J. Hennessy to pursue an initial business combination, with a specific focus on businesses in the industrial, technology and infrastructure sectors. For more information, please visit www.hennessycapllc.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential benefits of the transaction and the potential success of Canoo’s go-to-market strategy, and expectations related to the terms and timing of the transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s and HCAC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo and HCAC. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Canoo Transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Canoo Transaction or that the approval of the stockholders of HCAC or Canoo is not obtained; failure to realize the anticipated benefits of the Canoo Transaction; risks relating to the uncertainty of the projected financial information with respect to Canoo; risks related to the rollout of Canoo’s business and the timing of expected business milestones and commercial launch; risks related to future market adoption of Canoo’s offerings; risks related to Canoo’s go-to-market strategy and subscription business model; the effects of competition on Canoo’s future business; the amount of redemption requests made by HCAC’s public stockholders; the ability of HCAC or the combined company to issue equity or equity-linked securities in connection with the Canoo Transaction or in the future, and those factors discussed in HCAC’s final prospectus filed on March 4, 2019, Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, in each case, under the heading “Risk Factors,” and other documents of HCAC filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither HCAC nor Canoo presently know or that HCAC and Canoo currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect HCAC’s and Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. HCAC and Canoo anticipate that subsequent events and developments will cause HCAC’s and Canoo’s assessments to change. However, while HCAC and Canoo may elect to update these forward-looking statements at some point in the future, HCAC and Canoo specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing HCAC’s and Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information for Investors and Shareholders

In connection with the Canoo Transaction, HCAC will file a registration statement on Form S-4, including a proxy statement, with the SEC. Additionally, HCAC will file other relevant materials with the SEC in connection with the Canoo Transaction. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of HCAC are urged to read the registration statement / proxy statement and the other relevant materials when they become available before making any voting decision with respect to the Canoo Transaction because they will contain important information about the Canoo Transaction and the parties to the Canoo Transaction. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

HCAC and its directors and officers may be deemed participants in the solicitation of proxies of HCAC’s stockholders in connection with the Canoo Transaction. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of HCAC’s executive officers and directors in the solicitation by reading HCAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the registration statement / proxy statement and other relevant materials filed with the SEC in connection with the Canoo Transaction when they become available. Information concerning the interests of HCAC’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the Canoo Transaction when it becomes available.

Contacts

Cody Slach

cody@gatewayir.com